Documentation Types
-------------------

SI (Stated Income): the borrower is not required to submit any income documentation.

AIV (Alternative Income Verification): the borrower must submit bank statements for the past twenty-four months to verify the average monthly income used to qualify the borrower.

Lite Doc (Light Income Documentation): the borrower must submit bank statements for the past six months.


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--does  equity one retain the residual  interest/ do they issue NIM out from the deal?

Yes Equity One retains the residuals.


--also verify on the detailed collateral cuts you sent to me: on the 2nd liens, the CLTV was only 21.38, is this correct, is this just the junior lien ratio, i.e. without combining the 1st lien ltv?

The CLTV is 21.38 with out the senior lien. It is 89.90 with.



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1. Equity One's first structured deal was 1997-1.

2. Rating Agency Contacts:

       S&P:             Bridget Steers          (212) 438-2610
       Moody's:         George DeMarco          (212) 553-3639
       Fitch:           Jamie Moy               (212) 908-0862